Exhibit 99

NATIONAL FUEL REPORTS FIRST QUARTER EARNINGS

WILLIAMSVILLE, NY:  National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the first quarter of its 2013 fiscal year (the quarter ended December 31, 2012).

HIGHLIGHTS

●    Earnings for the first quarter of fiscal 2013 of $67.9 million, or $0.81 per share, increased $7.2 million, or $0.08 per share, compared to $60.7 million, or $0.73 per share, for the prior year’s first quarter.  The increase is mainly due to higher earnings in the Utility segment, the Pipeline and Storage segment, and the All Other category.

●    Seneca Resources Corporation’s (“Seneca”) first quarter production of crude oil and natural gas increased 6.3 billion cubic feet equivalent (“Bcfe”), or approximately 34%, to 24.5 Bcfe.  Appalachian production increased approximately 48% to 19.5 Bcfe, including production from the Marcellus Shale of 17.8 Bcfe.

●    In the current year’s first quarter, Seneca recorded a $3.7 million (pre-tax) charge related to the termination of a drilling rig contract.  Seneca continues to operate three horizontal drilling rigs in Appalachia.  Excluding this charge, Seneca’s first quarter earnings were down only $1.2 million, or $0.01 per share, despite realized natural gas prices that were 14% lower than the prior year’s first quarter.

●    In the Pipeline and Storage segment, first quarter earnings of $16.9 million, or $0.20 per share, increased 70% compared to the prior year’s first quarter.  The increase is largely driven by increased gas flows through the Northern Access and Line N 2012 Expansion pipeline projects that were placed in service in the first quarter.

●    The Company is revising its GAAP earnings guidance range for fiscal 2013 to a range of $2.75 to $3.00 per share.  The previous earnings guidance had been a range of $2.65 to $2.95 per share.  This revised guidance assumes flat NYMEX equivalent pricing of $3.50 per Million British Thermal Units (“MMBtu”) for natural gas (Henry Hub) and $85 per barrel (“Bbl”) for crude oil (West Texas Intermediate) for unhedged production for the remainder of the fiscal year.  Production for the entire 2013 fiscal year is projected to be between 102 to 112 Bcfe.  The previous guidance for projected production was between 95 and 107 Bcfe.

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●    A conference call is scheduled for Friday, February 8, 2013, at 11 a.m. Eastern Standard Time.

MANAGEMENT COMMENTS

David F. Smith, Chairman and Chief Executive Officer of National Fuel Gas Company, stated:  “Fiscal 2013 is off to a very impressive start, with the first quarter delivering strong financial and operational results across the system.  Our efforts to grow our E&P and midstream businesses continue to gain momentum, and the growth that we forecasted is being delivered.  The success of our recent midstream expansion initiatives, with five projects completed since the fall of 2011, is evidence of both the strategic location of our system and of our ability to efficiently conceive and construct projects that are critical to our customers’ success.   In addition, the recent impressive results from our Marcellus Shale acreage in Lycoming County will help drive our increased production outlook for the years to come.

“With the remarkable success we have been achieving, we are able to raise our outlook for the remainder of this year.  We’re proud of our accomplishments and remain focused on delivering long-term value to our shareholders.”

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended December 31, 2012, of $67.9 million, or $0.81 per share, compared to the prior year’s first quarter of $60.7 million, or $0.73 per share, an increase of $7.2 million or $0.08 per share. The increase is mainly due to higher earnings in the Utility segment, the Pipeline and Storage segment, and the All Other category, offset by lower earnings in the Exploration and Production segment.  (Note:  All references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 7 and 8 of this report.  It may be helpful to refer to those tables while reviewing this discussion.

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”).  Seneca explores for, develops and produces natural gas and oil reserves in California, Appalachia and Kansas.

The Exploration and Production segment’s earnings in the first quarter of fiscal 2013 of $26.7 million, or $0.32 per share, decreased $3.6 million, or $0.04 per share, when compared with the prior year’s first quarter.  Earnings were reduced by a $3.7 million

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(pre-tax) charge related to the termination of a contract for a drilling rig that had been idled since June 2012.    The contract was terminated as a result of the rig being utilized by another company.  The rig was idled as part of Seneca’s previously reported overall plan to reduce Appalachian capital spending in response to lower gas prices.  Seneca continues to operate three horizontal drilling rigs in Appalachia.  Excluding this charge, earnings decreased $1.2 million or $0.01 per share.

Overall production of natural gas and crude oil for the current quarter of 24.5 Bcfe increased approximately 6.3 Bcfe, or 34.4 percent, compared to the prior year’s first quarter.  Production from Seneca’s Appalachia properties increased approximately 48.3 percent, mainly due to a 6.5 Bcfe, or 57.5 percent increase in production from Marcellus wells.  California production of 5.0 Bcfe was consistent with the prior year’s first quarter.

Changes in commodity prices realized after hedging also impacted earnings.  The weighted average natural gas price received by Seneca (after hedging) for the quarter ended December 31, 2012, was $4.09 per thousand cubic feet (“Mcf”), a decrease of $0.69 per Mcf compared to the prior year’s first quarter.  Higher crude oil prices realized after hedging increased earnings.  The weighted average oil price received by Seneca (after hedging) for the quarter ended December 31, 2012, was $96.69 per Bbl, an increase of $5.31 per Bbl.

Depletion and lease operating expenses (“LOE”) for the current year’s first quarter increased over last year’s first quarter due to the higher production activity discussed above.  On a per unit basis, depletion decreased $0.15 per thousand cubic feet equivalent (“Mcfe”) due to higher crude oil and natural gas reserve balances at December 31, 2012, compared to the prior year. LOE increased $0.03 per Mcfe mainly due to higher transportation costs in the East and higher well repair costs in California.  Earnings were also reduced by higher interest expense, due to a higher outstanding debt balance.

Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”).  The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $16.9 million, or $0.20 per share, for the quarter ended December 31, 2012, increased $7.0 million, or $0.08 per share, when compared with the same period in the prior fiscal year.  The increase in earnings is mainly due to higher non-affiliated transportation revenues from the Northern Access and Line N 2012 Expansion projects, which were completed and placed in service in the current year’s first quarter.  Earnings also increased due to lower depreciation expense, which was largely driven by a reduction in Supply Corporation’s depreciation rates as required by its 2012 rate case settlement.

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Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $22.9 million, or $0.27 per share, for the quarter ended December 31, 2012, increased $3.5 million or $0.04 per share.   Colder weather and lower operating expenses were the primary reasons for the increase in earnings in the current year’s first quarter.  Temperatures in Pennsylvania were 10.3 percent colder in the current year’s first quarter than the first quarter of 2012, which had a significant impact on Pennsylvania earnings.    In New York, the colder weather did not have a significant impact on earnings for the quarter because the impact of weather variations is mitigated by that jurisdiction’s weather normalization clause.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment.  NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended December 31, 2012, of $0.5 million increased $0.1 million from the prior year’s first quarter earnings of $0.4 million.  The increase was mainly due to lower operating expenses during the current year’s first quarter.

Corporate and All Other

The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company:  National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region; and the Northeast division of Seneca Resources Corporation that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category earnings of $1.0 million, for the quarter ended December 31, 2012, increased $0.3 million compared to the prior year’s first quarter.  The increase in earnings is mainly due to higher earnings from Midstream’s pipeline gathering and natural gas processing operation.  Midstream’s Trout Run gathering system in Lycoming County, Pa., and its Covington gathering system in Tioga County, Pa., have provided the critical gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

EARNINGS GUIDANCE

The Company is updating its earnings guidance for fiscal 2013 to reflect actual first quarter results and an increase in our production range.  The revised GAAP earnings range is $2.75 to $3.00 per share.  The previous earnings guidance had been a range of

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$2.65 to $2.95 per share.  This revised guidance includes forecast oil and gas production for fiscal 2013 for the Exploration and Production segment in the range between 102 and 112 Bcfe (previous production range was between 95 and 107), hedges currently in place, and NYMEX equivalent pricing of $3.50 per MMBtu for natural gas and $85 per Bbl for crude oil for unhedged production for the remainder of the fiscal year.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, February 8, 2013, at 11 a.m. (Eastern Time) to discuss this announcement.  There are two ways to access this call.  For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com.  For those without Internet access, access is also provided by dialing (toll-free) 1-866-700-6067, and using the passcode “69013483.”  For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same website link and by phone at (toll-free) 1-888-286-8010 using passcode “47931748.”  Both the webcast and telephonic replay will be available until the close of business on Friday, February 15, 2013.

National Fuel is an integrated energy company with $6.1 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing.  Additional information about National Fuel is available at: www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Timothy J. Silverstein	(716) 857-6987
Media Contact:	Karen L. Merkel	(716) 857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in

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the availability, price or accounting treatment of derivative financial instruments; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; changes in price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value, geographic location or delivery date; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance.   The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED DECEMBER 31, 2012

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated**

First quarter 2012 GAAP earnings	$ 30,315	$ 9,959	$ 19,353	$ 429	$ 643	$ 60,699

Drivers of operating results
Higher (lower) crude oil prices	2,462					2,462
Higher (lower) natural gas prices	(9,026)					(9,026)
Higher (lower) natural gas production	19,597					19,597
Higher (lower) crude oil production	(276)					(276)
Lower (higher) lease operating expenses	(4,609)					(4,609)
Lower (higher) depreciation / depletion	(6,785)	1,019			(628)	(6,394)

Higher (lower) transportation and storage revenues		5,526				5,526
Higher (lower) efficiency gas revenues		380				380
Higher (lower) gathering and processing revenues					1,375	1,375
Lower (higher) operating expenses	(2,950)		1,314			(1,636)

Colder weather			1,371			1,371

Higher AFUDC *		320				320
(Higher) lower interest expense	(2,205)					(2,205)

Lower (higher) income tax expense/effective tax rate			535			535

All other / rounding	157	(271)	305	66	(432)	(175)

First quarter 2013 GAAP earnings	$ 26,680	$ 16,933	$ 22,878	$ 495	$ 958	$ 67,944

* AFUDC = Allowance for Funds Used During Construction
** Amounts do not reflect intercompany eliminations

Page 8.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED DECEMBER 31, 2012

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated**

First quarter 2012 GAAP earnings	$ 0.36	$ 0.12	$ 0.23	$ 0.01	$ 0.01	$ 0.73

Drivers of operating results
Higher (lower) crude oil prices	0.03					0.03
Higher (lower) natural gas prices	(0.11)					(0.11)
Higher (lower) natural gas production	0.23					0.23
Higher (lower) crude oil production	-					-
Lower (higher) lease operating expenses	(0.05)					(0.05)
Lower (higher) depreciation / depletion	(0.08)	0.01			(0.01)	(0.08)

Higher (lower) transportation and storage revenues		0.07				0.07
Higher (lower) efficiency gas revenues		-				-
Higher (lower) gathering and processing revenues					0.02	0.02
Lower (higher) operating expenses	(0.04)		0.02			(0.02)

Colder weather			0.02			0.02

Higher AFUDC *		-				-
(Higher) lower interest expense	(0.03)					(0.03)

Lower (higher) income tax expense/effective tax rate			0.01			0.01

All other / rounding	0.01	-	(0.01)	-	(0.01)	(0.01)

First quarter 2013 GAAP earnings	$ 0.32	$ 0.20	$ 0.27	$ 0.01	$ 0.01	$ 0.81

* AFUDC = Allowance for Funds Used During Construction
** Amounts do not reflect intercompany eliminations

Page 9.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended
	December 31,
	(Unaudited)
SUMMARY OF OPERATIONS	2012	2011
Operating Revenues	$ 452,854	$ 432,423

Operating Expenses:
Purchased Gas	121,919	132,193
Operation and Maintenance	107,732	100,059
Property, Franchise and Other Taxes	19,664	19,230
Depreciation, Depletion and Amortization	72,331	62,547
	321,646	314,029

Operating Income	131,208	118,394

Other Income (Expense):
Interest Income	1,386	1,105
Other Income	1,415	1,336
Interest Expense on Long-Term Debt	(21,448)	(18,641)
Other Interest Expense	(1,068)	(770)

Income Before Income Taxes	111,493	101,424

Income Tax Expense	43,549	40,725

Net Income Available for Common Stock	$ 67,944	$ 60,699

Earnings Per Common Share:
Basic	$ 0.81	$ 0.73
Diluted	$ 0.81	$ 0.73

Weighted Average Common Shares:
Used in Basic Calculation	83,390,278	82,870,931
Used in Diluted Calculation	84,006,050	83,699,981

Page 10.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(Thousands of Dollars)	2012	2012

ASSETS
Property, Plant and Equipment	$ 6,791,637	$ 6,615,813
Less - Accumulated Depreciation, Depletion and Amortization	1,935,448	1,876,010
Net Property, Plant and Equipment	4,856,189	$ 4,739,803

Current Assets:
Cash and Temporary Cash Investments	61,017	74,494
Hedging Collateral Deposits	-	364
Receivables - Net	143,567	115,818
Unbilled Utility Revenue	47,134	19,652
Gas Stored Underground	44,485	49,795
Materials and Supplies - at average cost	29,946	28,577
Other Current Assets	49,108	56,121
Deferred Income Taxes	19,112	10,755
Total Current Assets	394,369	355,576

Other Assets:
Recoverable Future Taxes	152,202	150,941
Unamortized Debt Expense	12,860	13,409
Other Regulatory Assets	551,707	546,851
Deferred Charges	6,781	7,591
Other Investments	90,513	86,774
Goodwill	5,476	5,476
Fair Value of Derivative Financial Instruments	37,135	27,616
Other	965	1,105
Total Other Assets	857,639	839,763
Total Assets	$ 6,108,197	$ 5,935,142

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 83,482,125 Shares
and 83,330,140 Shares, Respectively	$ 83,482	$ 83,330
Paid in Capital	673,607	669,501
Earnings Reinvested in the Business	1,343,765	1,306,284
Total Common Shareholders' Equity Before
Items of Other Comprehensive Loss	2,100,854	2,059,115
Accumulated Other Comprehensive Loss	(84,644)	(99,020)
Total Comprehensive Shareholders' Equity	2,016,210	1,960,095
Long-Term Debt, Net of Current Portion	1,149,000	1,149,000
Total Capitalization	3,165,210	3,109,095

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	238,000	171,000
Current Portion of Long-Term Debt	250,000	250,000
Accounts Payable	94,909	87,985
Amounts Payable to Customers	15,278	19,964
Dividends Payable	-	30,416
Interest Payable on Long-Term Debt	16,320	29,491
Customer Advances	22,068	24,055
Customer Security Deposits	18,926	17,942
Other Accruals and Current Liabilities	103,582	79,099
Fair Value of Derivative Financial Instruments	13,816	24,527
Total Current and Accrued Liabilities	772,899	734,479

Deferred Credits:
Deferred Income Taxes	1,126,551	1,065,757
Taxes Refundable to Customers	66,396	66,392
Unamortized Investment Tax Credit	1,898	2,005
Cost of Removal Regulatory Liability	147,267	139,611
Other Regulatory Liabilities	22,911	21,014
Pension and Other Post-Retirement Liabilities	514,116	516,197
Asset Retirement Obligations	123,984	119,246
Other Deferred Credits	166,965	161,346
Total Deferred Credits	2,170,088	2,091,568
Commitments and Contingencies	-	-
Total Capitalization and Liabilities	$ 6,108,197	$ 5,935,142

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	December 31,
(Thousands of Dollars)	2012	2011

Operating Activities:
Net Income Available for Common Stock	$ 67,944	$ 60,699
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation, Depletion and Amortization	72,331	62,547
Deferred Income Taxes	41,000	39,398
Other	7,923	2,375
Change in:
Hedging Collateral Deposits	364	(5,417)
Receivables and Unbilled Utility Revenue	(55,261)	(51,054)
Gas Stored Underground and Materials and Supplies	3,941	(2,226)
Unrecovered Purchased Gas Costs	-	(3,002)
Other Current Assets	7,013	232
Accounts Payable	6,163	(5,065)
Amounts Payable to Customers	(4,686)	(3,522)
Customer Advances	(1,987)	6,171
Customer Security Deposits	984	364
Other Accruals and Current Liabilities	(5,667)	(3,460)
Other Assets	(597)	(6,244)
Other Liabilities	6,495	3,867
Net Cash Provided by Operating Activities	$ 145,960	$ 95,663

Investing Activities:
Capital Expenditures	$ (162,981)	$ (249,105)
Other	(3,533)	(966)
Net Cash Used in Investing Activities	$ (166,514)	$ (250,071)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$ 67,000	$ (20,000)
Reduction of Long-Term Debt	-	(150,000)
Net Proceeds From Issuance of Long-Term Debt	-	496,085
Dividends Paid on Common Stock	(60,879)	(29,398)
Proceeds From Issuance of Common Stock	956	1,555
Net Cash Provided By Financing Activities	$ 7,077	$ 298,242
Net Increase (Decrease) in Cash and Temporary
Cash Investments	(13,477)	143,834
Cash and Temporary Cash Investments
at Beginning of Period	74,494	80,428
Cash and Temporary Cash Investments
at December 31	$ 61,017	$ 224,262

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
EXPLORATION AND PRODUCTION SEGMENT	2012	2011	Variance
Total Operating Revenues	$ 155,450	$ 135,974	$ 19,476

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	14,433	13,860	573
Lease Operating Expense	25,696	18,605	7,091
All Other Operation and Maintenance Expense	5,498	1,532	3,966
Property, Franchise and Other Taxes	3,257	2,546	711
Depreciation, Depletion and Amortization	51,922	41,484	10,438
	100,806	78,027	22,779

Operating Income	54,644	57,947	(3,303)

Other Income (Expense):
Interest Income	470	347	123
Other Interest Expense	(8,696)	(5,304)	(3,392)

Income Before Income Taxes	46,418	52,990	(6,572)
Income Tax Expense	19,738	22,675	(2,937)
Net Income	$ 26,680	$ 30,315	$ (3,635)

Net Income Per Share (Diluted)	$ 0.32	$ 0.36	$ (0.04)

	Three Months Ended
	December 31,
PIPELINE AND STORAGE SEGMENT	2012	2011	Variance
Revenues from External Customers	$ 43,459	$ 35,225	$ 8,234
Intersegment Revenues	22,797	21,064	1,733
Total Operating Revenues	66,256	56,289	9,967

Operating Expenses:
Purchased Gas	786	1	785
Operation and Maintenance	19,439	19,514	(75)
Property, Franchise and Other Taxes	5,433	5,408	25
Depreciation, Depletion and Amortization	8,525	10,092	(1,567)
	34,183	35,015	(832)

Operating Income	32,073	21,274	10,799

Other Income (Expense):
Interest Income	64	57	7
Other Income	1,343	1,027	316
Other Interest Expense	(6,177)	(6,332)	155

Income Before Income Taxes	27,303	16,026	11,277
Income Tax Expense	10,370	6,067	4,303
Net Income	$ 16,933	$ 9,959	$ 6,974

Net Income Per Share (Diluted)	$ 0.20	$ 0.12	$ 0.08

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
UTILITY SEGMENT	2012	2011	Variance
Revenues from External Customers	$ 208,563	$ 208,810	$ (247)
Intersegment Revenues	4,311	4,389	(78)
Total Operating Revenues	212,874	213,199	(325)

Operating Expenses:
Purchased Gas	105,942	108,405	(2,463)
Operation and Maintenance	43,261	45,333	(2,072)
Property, Franchise and Other Taxes	10,355	10,547	(192)
Depreciation, Depletion and Amortization	10,508	10,561	(53)
	170,066	174,846	(4,780)

Operating Income	42,808	38,353	4,455

Other Income (Expense):
Interest Income	886	646	240
Other Income	219	242	(23)
Other Interest Expense	(8,233)	(8,160)	(73)

Income Before Income Taxes	35,680	31,081	4,599
Income Tax Expense	12,802	11,728	1,074
Net Income	$ 22,878	$ 19,353	$ 3,525

Net Income Per Share (Diluted)	$ 0.27	$ 0.23	$ 0.04

	Three Months Ended
	December 31,
ENERGY MARKETING SEGMENT	2012	2011	Variance
Revenues from External Customers	$ 44,166	$ 51,222	$ (7,056)
Intersegment Revenues	426	287	139
Total Operating Revenues	44,592	51,509	(6,917)

Operating Expenses:
Purchased Gas	42,156	49,090	(6,934)
Operation and Maintenance	1,594	1,746	(152)
Property, Franchise and Other Taxes	58	9	49
Depreciation, Depletion and Amortization	23	24	(1)
	43,831	50,869	(7,038)

Operating Income	761	640	121

Other Income (Expense):
Interest Income	53	35	18
Other Income	12	35	(23)
Other Interest Expense	(10)	(4)	(6)

Income Before Income Taxes	816	706	110
Income Tax Expense	321	277	44
Net Income	$ 495	$ 429	$ 66

Net Income Per Share (Diluted)	$ 0.01	$ 0.01	$ -

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
ALL OTHER	2012	2011	Variance
Revenues from External Customers	$ 1,015	$ 937	$ 78
Intersegment Revenues	5,480	3,362	2,118
Total Operating Revenues	6,495	4,299	2,196

Operating Expenses:
Operation and Maintenance	1,226	948	278
Property, Franchise and Other Taxes	298	171	127
Depreciation, Depletion and Amortization	1,153	194	959
	2,677	1,313	1,364

Operating Income	3,818	2,986	832

Other Income (Expense):
Interest Income	39	62	(23)
Other Income	(34)	(77)	43
Other Interest Expense	(469)	(454)	(15)

Income Before Income Taxes	3,354	2,517	837
Income Tax Expense	1,469	1,113	356
Net Income	$ 1,885	$ 1,404	$ 481

Net Income Per Share (Diluted)	$ 0.02	$ 0.02	$ -

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended
(Thousands of Dollars, except per share amounts)	December 31,
CORPORATE	2012	2011	Variance
Revenues from External Customers	$ 201	$ 255	$ (54)
Intersegment Revenues	547	1,028	(481)
Total Operating Revenues	748	1,283	(535)

Operating Expenses:
Operation and Maintenance	3,181	3,348	(167)
Property, Franchise and Other Taxes	263	549	(286)
Depreciation, Depletion and Amortization	200	192	8
	3,644	4,089	(445)

Operating Loss	(2,896)	(2,806)	(90)

Other Income (Expense):
Interest Income	23,304	20,306	2,998
Other Income	(125)	109	(234)
Interest Expense on Long-Term Debt	(21,448)	(18,641)	(2,807)
Other Interest Expense	(913)	(864)	(49)

Loss Before Income Taxes	(2,078)	(1,896)	(182)
Income Tax Benefit	(1,151)	(1,135)	(16)
Net Loss	$ (927)	$ (761)	$ (166)

Net Loss Per Share (Diluted)	$ (0.01)	$ (0.01)	$ -

	Three Months Ended
	December 31,
INTERSEGMENT ELIMINATIONS	2012	2011	Variance
Intersegment Revenues	$ (33,561)	$ (30,130)	$ (3,431)

Operating Expenses:
Purchased Gas	(26,965)	(25,303)	(1,662)
Operation and Maintenance	(6,596)	(4,827)	(1,769)
	(33,561)	(30,130)	(3,431)

Operating Income	-	-	-

Other Income (Expense):
Interest Income	(23,430)	(20,348)	(3,082)
Other Interest Expense	23,430	20,348	3,082

Net Income	-	-	-

Net Income Per Share (Diluted)	$ -	$ -	$ -

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended
	December 31,
	(Unaudited)

					Increase
	2012		2011		(Decrease)

Capital Expenditures:
Exploration and Production	$ 127,652	(1)(2)	$ 191,876	(3)(4)	$ (64,224)
Pipeline and Storage	25,751	(1)(2)	44,190	(3)(4)	(18,439)
Utility	14,363	(1)(2)	11,265	(3)(4)	3,098
Energy Marketing	183		140		43
Total Reportable Segments	167,949		247,471		(79,522)
All Other	13,665	(1)(2)	31,404	(3)(4)	(17,739)
Corporate	8		76		(68)
Total Capital Expenditures	$ 181,622		$ 278,951		$ (97,329)

(1) Capital expenditures for the three months ended December 31, 2012 include accounts payable and accrued liabilities related to capital expenditures of $73.4 million, $10.5 million, $0.1 million and $2.1 million in the Exploration and Production segment,
Pipeline and Storage segment, Utility segment and the All Other category, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2012 since they represent non-cash investing activities at that date.

(2) Capital expenditures for the three months ended December 31, 2012 exclude capital expenditures of $38.9 million, $12.7 million, $3.2 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and the All Other category, respectively. These amounts were in accounts payable and accrued liabilities at
September 30, 2012 and paid during the three months ended December 31, 2012. These amounts were excluded from the
Consolidated Statements of Cash Flows at September 30, 2012 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2012.

(3) Capital expenditures for the three months ended December 31, 2011 include accounts payable and accrued liabilities related to capital expenditures of $123.1 million, $16.6 million, $0.4 million and $14.9 million in the Exploration and Production segment,
Pipeline and Storage segment, Utility segment and the All Other category, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at December 31, 2011 since they represented non-cash investing activities at that date.

(4) Capital expenditures for the three months ended December 31, 2011 exclude capital expenditures of $103.3 million, $16.4 million, $2.3 million and $3.1 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and the All Other category, respectively. These amounts were in accounts payable and accrued liabilities at September 30,
2011 and paid during the three months ended December 31, 2011. These amounts were excluded from the Consolidated
Statements of Cash Flows at September 30, 2011 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at December 31, 2011.

DEGREE DAYS
							Percent Colder
							(Warmer) Than:
Three Months Ended December 31			Normal		2012	2011	Normal (1)	Last Year (1)

Buffalo, NY			2,253		2,036	1,848	(9.6)	10.2
Erie, PA			2,044		1,898	1,721	(7.1)	10.3

(1) Percents compare actual 2012 degree days to normal degree days and actual 2012 degree days to actual 2011 degree days.

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended
	December 31,
			Increase
	2012	2011	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	19,496	13,111	6,385
West Coast	745	817	(72)
Total Production	20,241	13,928	6,313

Average Prices (Per Mcf)
Appalachia	$ 3.35	$ 3.39	$ (0.04)
West Coast	3.77	4.95	(1.18)
Weighted Average	3.36	3.48	(0.12)
Weighted Average after Hedging	4.09	4.78	(0.69)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	6	10	(4)
West Coast	708	709	(1)
Total Production	714	719	(5)

Average Prices (Per Barrel)
Appalachia	$ 87.83	$ 88.16	$ (0.33)
West Coast	100.10	109.23	(9.13)
Weighted Average	100.01	108.93	(8.92)
Weighted Average after Hedging	96.69	91.38	5.31

Total Production (MMcfe)	24,525	18,242	6,283

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$ 0.59	$ 0.76	$ (0.17)
Lease Operating Expense per Mcfe (1)	$ 1.05	$ 1.02	$ 0.03
Depreciation, Depletion & Amortization per Mcfe (1)	$ 2.12	$ 2.27	$ (0.15)

(1) Refer to page 12 for the General and Administrative Expense, Lease Operating Expense
and Depreciation, Depletion, and Amortization Expense for the Exploration and Production
segment.

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Nine Months of Fiscal 2013

SWAPS		Volume	Average Hedge Price
Oil		1.3 MMBBL	$94.92 / BBL
Gas		43.2 BCF	$4.68 / MCF

Hedging Summary for Fiscal 2014

SWAPS		Volume	Average Hedge Price
Oil		1.2 MMBBL	$98.95 / BBL
Gas		49.9 BCF	$4.24 / MCF

Hedging Summary for Fiscal 2015

SWAPS		Volume	Average Hedge Price
Oil		0.4 MMBBL	$90.14 / BBL
Gas		22.7 BCF	$4.10 / MCF

Hedging Summary for Fiscal 2016

SWAPS		Volume	Average Hedge Price
Gas		17.9 BCF	$4.07 / MCF

Hedging Summary for Fiscal 2017

SWAPS		Volume	Average Hedge Price
Gas		17.9 BCF	$4.07 / MCF

Gross Wells in Process of Drilling
Quarter Ended December 31, 2012
			Total
	East	West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	1.000	2.000
Developmental	82.000	0.000	82.000
Wells Commenced
Exploratory	0.000	3.000	3.000
Developmental	12.000	27.000	39.000
Wells Completed
Exploratory	0.000	2.000	2.000
Developmental	1.000	26.000	27.000
Wells Plugged & Abandoned
Exploratory	0.000	0.000	0.000
Developmental	0.000	0.000	0.000
Wells in Process - End of Period
Exploratory	1.000	2.000	3.000
Developmental	93.000	1.000	94.000

Net Wells in Process of Drilling
Quarter Ended December 31, 2012
			Total
	East	West	Company
Wells in Process - Beginning of Period
Exploratory	1.000	0.125	1.125
Developmental	59.500	0.000	59.500
Wells Commenced
Exploratory	0.000	0.375	0.375
Developmental	12.000	27.000	39.000
Wells Completed
Exploratory	0.000	0.250	0.250
Developmental	1.000	26.000	27.000
Wells Plugged & Abandoned
Exploratory	0.000	0.000	0.000
Developmental	0.000	0.000	0.000
Wells in Process - End of Period
Exploratory	1.000	0.250	1.250
Developmental	70.500	1.000	71.500

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended
	December 31,
			Increase
	2012	2011	(Decrease)
Firm Transportation - Affiliated	28,234	26,177	2,057
Firm Transportation - Non-Affiliated	95,179	57,431	37,748
Interruptible Transportation	1,252	808	444
	124,665	84,416	40,249

Utility Throughput - (MMcf)
	Three Months Ended
	December 31,
			Increase
	2012	2011	(Decrease)
Retail Sales:
Residential Sales	15,153	14,549	604
Commercial Sales	1,967	1,994	(27)
Industrial Sales	301	101	200
	17,421	16,644	777
Off-System Sales	2,429	2,745	(316)
Transportation	18,637	16,928	1,709
	38,487	36,317	2,170

Energy Marketing Volumes
	Three Months Ended
	December 31,
			Increase
	2012	2011	(Decrease)
Natural Gas (MMcf)	10,365	10,312	53

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2013 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes
Fiscal 2013 (Diluted earnings per share guidance*)				from prices used in guidance* ^

				$0.50 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range			Increase	Decrease	Increase	Decrease

Consolidated Earnings	$ 2.75	-	$3.00	+ $0.11	- $0.11	+ $0.02	- $0.02

* Please refer to forward looking statement footnote beginning at page 5 of this document.

^ This sensitivity table is current as of February 7, 2013 and only considers revenue from the Exploration and Production segment's crude oil and natural gas sales. This revenue is based upon pricing used in the Company's earnings forecast. For its fiscal 2013 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $3.50 per MMBtu for natural gas and $85 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended December 31 (unaudited)	2012	2011

Operating Revenues	$ 452,854,000	$ 432,423,000

Net Income Available for Common Stock	$ 67,944,000	$ 60,699,000

Earnings Per Common Share:
Basic	$ 0.81	$ 0.73
Diluted	$ 0.81	$ 0.73

Weighted Average Common Shares:
Used in Basic Calculation	83,390,278	82,870,931
Used in Diluted Calculation	84,006,050	83,699,981

Twelve Months Ended December 31 (unaudited)

Operating Revenues	$ 1,647,284,000	$ 1,760,317,000

Net Income Available for Common Stock	$ 227,322,000	$ 260,557,000

Earnings Per Common Share:
Basic:	$ 2.73	$ 3.15
Diluted	$ 2.71	$ 3.11

Weighted Average Common Shares:
Used in Basic Calculation	83,258,386	82,677,232
Used in Diluted Calculation	83,800,341	83,726,544